UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TAX-FREE FIXED INCOME FUND IV FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.

250 Muñoz Rivera Avenue

American International Plaza, Tenth Floor

San Juan, Puerto Rico 00918

SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 29, 2021, AT 2:00 PM

This proxy statement supplement, dated July 23, 2021 (this “Proxy Supplement”), supplements the definitive proxy statement filed by Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc., a Puerto Rico corporation (formerly known as the Puerto Rico Fixed Income Fund IV, Inc. and hereinafter referred to as the “Fund”), with U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2021, as supplemented by Amendment No. 1 filed with the SEC on July 19, 2021 (“Amendment No. 1,” and as amended and supplemented by Amendment No. 1, the “Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors of the Fund in respect of the Annual Meeting of Shareholders scheduled to be held virtually on July 29, 2021, and any adjournment, postponement or continuation thereof (the “Meeting”).

The following disclosure supplements the disclosures contained in the Proxy Statement. Except as described in this Proxy Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Proxy Supplement differs from or updates information contained in the Proxy Statement, the information in this Proxy Supplement is more current. The information contained in this Proxy Supplement replaces and supersedes any inconsistent information in the Proxy Statement. This Proxy Supplement should be read in conjunction with the Proxy Statement, which contains important additional information.

Questions and Answers About the Meeting

Below are certain questions that have been raised with respect to the Meeting and answers to such questions:

What matters to be considered at the Meeting am I being asked to vote on or return a proxy with respect to?

The Meeting is being held virtually on July 29, 2021, at 2:00 PM, for the following purposes:

1.	To elect three (3) directors of the Fund (PROPOSAL 1);

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, as the Independent Auditors of the Fund for the fiscal year ending March 31, 2022 (PROPOSAL 2); and

3.	To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.

What is the current composition of the Fund’s Board of Directors and which directors are up for election at the Meeting?

The chart below updates and clarifies the composition of the Fund’s Board of Directors, including the class, term, and independence of each of the directors. We are seeking your vote “FOR” the election of all three (3) of the Fund’s nominees—Carlos V. Ubiñas, Jose J. Villamil, and Vicente León—up for election at the Meeting.

NAME	INDEPENDENCE STATUS	CLASS	TERM EXPIRES
Carlos V. Ubiñas	Interested Director	II	2021
Agustín Cabrer	Independent Director	I	2023
Luis M. Pellot	Independent Director	III	2022
Clotilde Pérez	Independent Director	I	2023
Carlos Nido	Independent Director	III	2022
Vicente León	Independent Director	I	2023
José J. Villamil	Independent Director	II	2021

We note that Vicente León and José J. Villamil both previously retired from the Board of Directors and were subsequently reappointed by the Board of Directors. As newly appointed directors, Messrs. León and Villamil must stand for election at the Meeting. If elected, Mr. León will serve the remainder of the term of Class I directors and Mr. Villamil will serve a full term as Class II director, respectively.

Who is Ocean Capital and how are they involved in the Meeting?

On July 9, 2021, ten days after the Fund had filed the Proxy Statement and made it available to the Fund’s shareholders, the Fund received a purported notice from Ocean Capital LLC (“Ocean Capital”) stating its intention to nominate three director candidates and submit a proposal at the Meeting. However, the Fund rejected the purported notice on July 17, 2021 because the Board of Directors determined, upon the advice of outside counsel, that Ocean Capital’s notice failed to comply with the advance notice provisions set forth in the Fund’s organizational documents for notice of director nominations and shareholder proposals.

What should I do if I receive any proxy materials or blue proxy cards from Ocean Capital?

Ocean Capital has filed certain proxy materials with the SEC, and we expect them to continue filing materials and to potentially mail you materials such as a proxy statement and Blue proxy card. In the event you receive any materials from Ocean Capital or any of its affiliates, we urge you to discard any such materials. We also encourage you NOT to sign or return any blue proxy cards that may be sent to you by Ocean Capital or any of its affiliates in favor of Ocean Capital’s purported director nominees or shareholder proposal because no such proxies will be recognized and no votes cast in favor of such purported nominees or proposals will be tabulated at the meeting.

THE BOARD OF DIRECTORS, INCLUDING ALL THE INDEPENDENT DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE ON THE WHITE PROXY CARD: (1) “FOR” PROPOSAL 1 TO ELECT THE THREE DIRECTOR NOMINEES UP FOR ELECTION AS DIRECTORS OF THE FUND TO SERVE UNTIL THE END OF THEIR RESPECTIVE TERM OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED; AND (2) “FOR” PROPOSAL 2 TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE FUND’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2022. THESE PROPOSALS ARE DISCUSSED IN GREATER DETAIL IN THE PROXY STATEMENT, WHICH WE ADVISE YOU TO READ IN ITS ENTIRETY.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Shareholders of the Fund can obtain copies of the Proxy Statement, Amendment No. 1, this Proxy Supplement, any future supplements to the Proxy Statement and other documents filed by the Fund with the SEC for no charge at the SEC’s website at www.sec.gov.

IT IS IMPORTANT THAT YOUR WHITE PROXY CARDS BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN YOUR WHITE PROXY CARD TODAY.

In San Juan, Puerto Rico, this 23rd day of July, 2021.

By Order of the Board of Directors:

/s/ Liana Loyola
Liana Loyola
Secretary